EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-37426 and 333-44052) of iExalt, Inc. of our report dated July 31, 2000, on the financial statements of PremierCare, LLC, included in Form 8-K/A filed with the Securities and Exchange Commission on September 25, 2000.

                                            /s/ BAIRD, KURTZ & DOBSON



Baird, Kurtz & Dobson
Bowling Green, Kentucky
September 27, 2000